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                              LIMITED POWER OF ATTORNEY

     We, the undersigned directors and officers of Great American Reserve Insurance Company, a corporation duly organized under the laws of the State of Texas, do hereby severally constitute and appoint John J. Sable and/or Karl W. Kindig, or either one of the foregoing individually, as our attorney and agent, for us, and in our names and in the capacities indicated below on behalf of the Company or otherwise, with full power to execute, deliver and file with the Securities and Exchange Commission all documents required for registration of variable annuity contracts under the Securities Act of 1933, as amended, and the registration of unit investment trusts under the Investment Company Act of 1940, as amended, and to do and perform each and every act that said attorney may deem necessary or advisable to comply with the intent of the aforesaid Acts.

     WITNESS our hands this 11th day of August, 1998.


     SIGNATURE                               TITLE
     ---------                               -----


/s/ STEPHEN C. HILBERT                  Chairman of the Board
------------------------                (Chief Executive Officer)
Stephen C. Hilbert


/s/ ROLLIN M. DICK                      Executive Vice President, Chief
------------------------                Financial Officer and Director
Rollin M. Dick


/s/ JAMES S. ADAMS                      Senior Vice President and Treasurer
------------------------                (Chief Accounting Officer)
James S. Adams


------------------------                Director
Ngaire E. Cuneo


/s/ THOMAS J. KILIAN                    Director and President
------------------------
Thomas J. Kilian


/s/ JOHN J. SABL                        Director
------------------------
John J. Sabl